ANNUAL
                                     REPORT

                                October 31, 2001

Statement of Assets and Liabilities
October 31, 2001


ASSETS:
Investments in securities, at  value (Note 1A)                           $ 443,106
           (Identified Cost                                              $ 464,907)
Cash  and Cash equivalents                                                 306,675
Interest receivable                                                            531
Other Assets                                                                 4,000
                                                                         ---------
               TOTAL ASSETS                                              $ 754,312
                                                                         =========



LIABILITIES:                                                             $      --
                                                                         ---------

NET ASSETS (equivalent to $2.97 per share based on 253,918 shares
           of capital stock outstanding) (Note 3)                        $ 754,312
                                                                         ---------

Components of Net Assets
Paid in Capital                                                          $ 853,771
Accumulated net realized losses on investment transactions                 (77,658)
Accumulated unrealized appreciation (depreciation) on:
                                                        Investments        (21,801)
                                                                         ---------

               NET ASSETS                                                $ 754,312
                                                                         =========


Statement of Changes in Net Assets
Years Ended October 31, 2001 and 2000

                                                          October 31,    October 31,
                                                          -----------    -----------
                                                             2001            2000
                                                          ---------       ---------
Increase (decrease) in net assets from operations:
Investment loss net                                       $ (41,547)      $ (34,007)

Net realized gain (loss) from investments                    17,452         (88,995)
Net change in unrealized depreciation                       (64,522)         82,166
                                                          ---------       ---------
Net decrease in net assets resulting from operations        (88,617)        (40,836)


Capital share transactions (Note 2)                          (6,244)        (30,710)
                                                          ---------       ---------
           Total decrease in net assets                     (94,861)        (71,546)


Net Assets:
           Beginning of year                                849,173         920,719
                                                          ---------       ---------

           End of year                                    $ 754,312       $ 849,173
                                                          =========       =========



The notes to financial statements are an integral part of these statements

 Statement of Operations For the year ended October 31, 2001 Investment


Income:
Income:
    Dividends ............................................................      $  8,899
    Interest .............................................................         7,541
                                                                                --------
         TOTAL INCOME ....................................................      $ 16,440
                                                                                --------
Expenses:
---------
Investment Advisory Fee (Note 4) .........................................      $  4,995
Professional Fees ........................................................        14,398
Custodian Fees ...........................................................         2,386
Transfer Agent Fees ......................................................         7,200
Portfolio Pricing and Accounting Fees ....................................        16,800
Reports to Shareholders ..................................................         1,203
State and Local Taxes ....................................................           898
Insurance Expense ........................................................         1,087
Directors' Fees and Expenses .............................................           600
Audit Fees ...............................................................        10,000
Other ....................................................................         3,415
                                                                                --------
TOTAL EXPENSES ...........................................................        62,982
EXPENSE WAIVED ...........................................................      $ (4,995)
                                                                                --------
NET EXPENSES .............................................................        57,987
                                                                                --------
NET REALIZED AND UNREALIZED GAIN (LOSS) IN INVESTMENTS ...................      $(41,547)
                                                                                --------
NET REALIZED GAIN/LOSS ON:
               Investments ...............................................        17,452

NET CHANGE IN UNREALIZED APPRECIATION/DEPRECIATION DURING THE YEAR ON:
               Investment securities .....................................       (64.522)
                                                                                --------

NET REALIZED AND UNREALIZED LOSS ON INVESTMENTS ..........................       (47,070)
                                                                                --------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS .....................      $(88,617)
                                                                                ========

The notes to financial statements are an integral part of these statements



    The Rainbow Fund, Inc.
    FINANCIAL HIGHLIGHTS
    For a capital share outstanding throughout each year

                                                                                          October 31
                                                                --------------------------------------------------------------
                                                                   2001          2000       1999        1998           1997
    Net Asset Value, Beginning of the Year                         $3.32         $3.47      $3.59       $6.56          $5.71
                                                                --------------------------------------------------------------
    Income From Investment Operations
            Net Investment Loss                                    (0.16)        (0.13)     (0.03)      (0.12)         (0.12)

           Net Realized & Unrealized Gain/Loss On Investments      (0.19)        (0.02)     (0.09)      (0.10)          1.10
                                                                --------------------------------------------------------------
           Total From Investment Operations                        (0.35)        (0.15)     (0.12)      (0.22)          0.98
                                                                --------------------------------------------------------------
           Less Distributions:
               From Net Capital Gains                                 --            --         --       (2.75)         (0.13)
                                                                --------------------------------------------------------------
           Total Distribution                                         --            --         --       (2.75)         (0.13)
                                                                --------------------------------------------------------------

           Net Asset Value, End of Year                            $2.97         $3.32      $3.47       $3.59          $6.56
                                                                --------------------------------------------------------------
           Total Return                                           (10.54%)       (4.32%)    (3.34%)     (9.95%)        14.89%
           Ratios / Supplemental Data:
           Net Assets, End of Year (thousands)                      $754          $849       $921        $997         $1,381

           Ratio of Expenses to Average Net Assets                  7.27%         6.48%      6.01%       3.73%          3.67%
           Ratio of Net Investment Loss to
               Average Net Assets                                  (5.21%)       (4.13%)    (3.71%)     (2.64%)        (1.87%)
               Portfolio Turnover                                    122%          220%       127%         64%           90%




Investments in Securities
Common Stocks and Warrants:
                                                                                                      Market
Shares         Item                                                                                   Value(a)
------         ----                                                                                   --------
               APPAREL MANUFACTURERS                                              (2.29%)
 2,000         Gymboree corp.  *................................................                     $   17,300
                                                                                                     ----------

               BUILDING-RESIDENTIAL & COMMERCIAL                                  (5.93%)
 2,000         D.R. Horton, Inc.................................................                         44,700
                                                                                                     ----------

               CHEMICALS-DIVERSIFIED                                              (4.01%)
 4,000         Hercules, Inc. *.................................................                         30,240
                                                                                                     ----------

               COMMERCIAL BANKS-NON US                                            (3.87%)
 1,000         Banco Latinoamicarano, de Exportaicones, S.A.....................                         29,180
                                                                                                     ----------

               FINANCIAL-MORTGAGE LOANS                                           (5.29%)
 1,000         Countrywide Credit Ind., Inc.....................................                         39,930
                                                                                                     ----------
               FINANCIAL-SAVINGS & LOAN                                          (13.36%)
 3,600            Golden State Bancorp, Inc.....................................                         91,296
 7,600            Golden State Bancorp, Inc Wts.................................                          9,500
                                                                                                     ----------
                                                                                                        100,796


               MEDICAL LASER SYSTEMS                                              (1.56%)
 1,000         Visx, Inc.*......................................................                         11,750
                                                                                                     ----------

               OIL COMPANIES                                                     (12.55%)
 1,000         Anadarko Petroleum Corp..........................................                         57,050
 1,000         Valero Energy Corp. .............................................                         37,600
                                                                                                     ----------
                                                                                                         94,650
                                                                                                     ----------
               REAL ESTATE INVESTMENT TRUST                                       (4.71%)
 2,000         New Plan Exel Realty Trust.......................................                         35,560
                                                                                                     ----------

               TRANSPORT-MARINE                                                   (5.17%)
3,000          Stelmar Shipping Limited*........................................                         39,000
                                                                                                     ----------

               TOTAL COMMON STOCKS & WARRANTS  (cost $464,907)..................
                                                                                                      $ 443,106
                                                                                                     ----------

               TOTAL INVESTMENTS IN SECURITIES (Cost $464,907) ................. (58.74%)
                                                                                                      $ 443,106
                                                                                                     ----------
               OTHER ASSETS LESS LIABILITIES....................................  41.26%)
                                                                                                      $ 311,206
                                                                                                     ----------
                 TOTAL NET ASSETS...............................................   (100%)
                                                                                                      $ 754,312
                                                                                                      =========


                    *  Denotes non-income producing security
                     The notes to the financial statements are an integral part of these statements.

Notes to Financial Statements
October 31, 2001

1.      Significant Accounting Policies
        The company is registered under the Investment Company Act of 1940, as a non-diversified, open-end management investment company whose objective is growth of capital.

        A. Security Valuation - Investments in securities traded on a national securities exchange are stated at the last reported sales price on the day of valuation; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price, except for short positions and call options written, for which the last quoted asked price is used. Short-term notes are stated at amortized cost, which approximates value.
        B. Federal Income Taxes - The company's policy is to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute all its taxable income to its shareholders. Therefore, no federal income tax provision is required.
        C. Other - The company follows industry practice and records security transactions on the trade date. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis.
        D. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assests and liabilities at the date of the financial statements. Actual results could differ from those estimates.
        E. Reclassification of Captial Accounts - The Fund accounts and reports for distributions to shareholders in accordance with the American Institute of Certified Public Accountants' Statement of Positiion 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital and Return of Capital Distributions by Investment Companies. For the year ended October 31, 2001, the Fund decreased paid-in capital by $41,547 due to the Fund Experiencing net investment losses. Accumulated net realized loss on investments and net assets were not affected by this change.

2.      Capital Share Transactions
        At October 31, 2001, there were 2,000,000 shares of par value stock authorized.

Transactions in capital stock were as follows:

                                              Shares           Amount
                                              ------           ------
                                                   (000s Omitted)
                                          Oct 31   Oct 31   Oct 31  Oct 31
                                           2001     2000       2001     2000
                                           ----     ----       ----     ----
Shares sold and
        Reinvestments                      280      489       900      1,600
Shares redeemed                         (2,347)  (9,916)   (7,144)   (32,310)
                                        -------------------------------------
Net increase (decrease)                 (2,067)   (9,427)  (6,244)   (30,710)
3.      Investments Transactions
        The cost of the purchases and proceeds from sales of investment securities other than U.S. Government obligations and short term notes were $774,577 and $999,014 respectively.


        Based on cost for federal income tax purposes:

(a)     Aggregate gross unrealized appreciation
        for all securities in which there is an ex-
        cess of value over costs.................                     $56,619
                                                                      -------
(b)     Aggregate gross unrealized depreciation
        for all securities in which there is an ex-
        cess of costs over value...................                  ($78,420)
                                                                     --------
(c)     Net unrealized depreciation............                      ($21,801)
                                                                     --------

(d)     Aggregate cost of common stocks for
        federal income tax purposes............                      $464,907
                                                                    ---------
4.      Investment Advisory Fees
             The company pays advisory fees for investment management and advisory services under a management agreement ("Agreement") that provides for fees to be computed at an annual rate of .625 percent of the average annual net asset value with respect to that portion of net assets not exceeding $2,000,000;
 .5 percent with respect to that portion of net assets between $2,000,000 and $5,000,000; and .375% of such assets in excess of $5,000.000. The Agreement provides for a fee reduction, but not below zero, by the amount, if any, by which the expenses of the Fund (exclusive of such compensation, interest, brokerage commissions, taxes, dividends on short sales and legal fees incurred in connection with litigation in which the Fund is a plaintiff) exceed the following percentages of average annual net assets of the Fund: $0 -- $10,000,000 - 3%; $10,000,000 - $30,000,000-1/2%;

and above $30,000,000 - 1/4%. The advisor's fee will also be reduced (but not below zero) by 50% of the amount by which brokerage fees received by the advisor in respect of the Fund's portfolio transactions exceed 2% of the Fund's average annual net assets.

             The advisory fee computation during the two year period ended October 31, 2001 follows:

                                       Reduction Due to
                                         Limitations
                                  ------------------------
                 Gross                                              Net
    Fiscal      Advisory                           Commis-        Advisory
     Year         Fee             Expenses         sions            Fees
-----------------------------------------------------------------------------
    2001        $4,995             $4,995            -0-            -0-
    2000        $5,150             $5,150            -0-            -0-


        Under the Advisory Agreement, it is recognized that the advisor will act as the Fund's principal broker. During the period, the Fund paid aggregate commissions of $15,273 to brokers, through whom the advisor's brokerage transactions were cleared. Of the commissions paid, $14,129 was paid to the principals of the advisor.



    Notes to Financial Statements
October 31, 2001

5.  Loss Carryovers
      At October 31, 2001, the Fund had capital loss carryovers in the amount of $77,658 available to offset future capital gains. These loss carryovers expire in 2008.

THE RAINBOW FUND, INC.
1 River Place, Suite 3108
New York,  NY  10036
(646) 279-7206

CUSTODIAN
Firstar Bank, N.A.
425 Walnut St. Mail location 6118
Cincinnati, OH 45201

TRANSFER AGENT
Investor Data Services
Bowling Green Station
PO Box 897
New York, NY 10274

COUNSEL
Phelps Dunbar, L.L.P
Canal Place
365 Canal Street, Suite 2000
New Orleans, LA 70130-6534

INDEPENDENT AUDITOR
Tait, Weller & Baker
8 Penn Center Plaza Suite 800
Philadelphia, PA 19103

OFFICERS AND DIRECTORS:

ARIEL J. GOODMAN
Chairman of the Board, President
Treasurer & Secretary

General Partner of  Furman Anderson & Co.
General Partner of  Investor Data Services

STUART BECKER
Certified Public Accountant
President of Becker & Company, LLC


This report is authorized for distribution only when preceded or accompanied by the prospectus of The Rainbow Fund, Inc., which includes information about investment policies, redemption of shares of the Fund, voting privileges, and shareholders' purchase plans.